Exhibit 24.1
POWER OF ATTORNEY
July 22, 2010
KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned directors of American Italian Pasta Company (the “Company”), hereby severally constitute Robert Schuller and Paul R. Geist, and each of them singly, our true and lawful attorneys, with full power to them, or their duly appointed substitute as the same may be designated in writing from time to time, to sign for us and in our names in the capacities indicated below, any and all amendments to any Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the “Registration Statements”), and generally to do all such things in our names and in our capacities as directors to enable the Company to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statements and any and all amendments thereto.
IN WITNESS WHEREOF, we have caused our signatures to be affixed hereto as of the date first written above.

/s/ William R. Patterson William R. Patterson, Director	/s/ Robert J. Druten Robert J. Druten, Director

/s/ David W. Allen David W. Allen, Director	/s/ James A. Heeter James A. Heeter, Director

/s/ Jonathan E. Baum Jonathan E. Baum, Director	/s/ Ronald P. Kesselman Ronald P. Kesselman, Director

/s/ Cathleen S. Curless Cathleen S. Curless, Director	/s/ Tim M. Pollack Tim M. Pollack, Director